EXHIBIT 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COLEMAN CABLE, INC.
     The present name of the corporation (the “Corporation”) is Coleman Cable, Inc. The name under which the Corporation was originally formed is Coleman Cable Acquisition LLC. The date of filing of the original formation with the Delaware Secretary of State is August 3, 1999. A Certificate of Conversion was filed on August 11, 1999 which changed the name to Coleman Cable Acquisition Corp. A Restated Certificate of Incorporation was filed on April 21, 2005 which eliminated Article Fourth thereof and substituted in lieu thereof a new Article which is set forth in the Restated Certificate of Incorporation. The Corporation hereby certifies that this Amended and Restated Certificate of Incorporation, which amends and restates the provisions of the Restated Certificate of Incorporation of the Corporation, has been duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware. The text of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth below.
     FIRST: Name. The name of the Corporation is Coleman Cable, Inc. (the “Corporation”).
     SECOND: Registered Agent. The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808, in the County of New Castle. The name of its registered agent at such address is Corporation Service Company.
     THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).
     FOURTH: Capital Stock. The total number of shares of stock which the Corporation is authorized to issue is seventy-five million (75,000,000) of common stock, par value $0.001 per share (the “Common Stock”) and ten million (10,000,000) of preferred stock, par value $0.001 per share (the “Preferred Stock”). Effective immediately upon filing of this Amended and Restated Certificate of Incorporation, each issued and outstanding share of Common Stock, par value $0.01 per share, of the Corporation shall, without further action by the Corporation or any holder thereof, automatically be reclassified, changed and converted into 312.607885445273 shares of Common Stock, par value $0.001 per share, rounded to the nearest whole share. The powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions of each class of capital stock shall be governed by the following provisions:
     Section 1. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized (i) to provide by resolution or resolutions from time to time for the issuance of shares of Preferred Stock in one or more series, (ii) to establish from time to time the number of shares to be included in each such series, (iii) (to the extent not expressly provided for herein) to fix the designations, powers, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions, if any, thereof, by filing one or more certificates pursuant to the DGCL (hereinafter, referred to as a “Preferred Stock Designation”), and (iv) to increase or decrease the number of shares of any such series to the extent permitted by the DGCL and the Preferred Stock Designation (but not below the number of shares thereof then outstanding). The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
     (a) The designation of the series, which may be by distinguishing the number, letter or title of such series.
     (b) The number of shares of the series.
     (c) Whether dividends, if any, shall be paid in cash or in capital stock or other securities, whether such dividends shall be cumulative (and, if so, from which date or dates for each such series) or noncumulative, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes or any other series of capital stock, and the dividend rate, if any, of the series.
     (d) Conditions and dates upon which dividends, if any, shall be payable.
     (e) The redemption rights and redemption price or prices, if any, for shares of the series.
     (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.
     (g) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
     (h) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of capital stock, or any other security, of the Corporation or any other corporation and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.
     (i) Restrictions on the issuance of shares of the same series or of any other class or series.
     (j) The voting rights, if any, of the holders of shares of the series, whether as a class or otherwise, with respect to the election of directors or otherwise.
     (k) The price or other consideration for which shares of the series shall be issued and, if deemed desirable, the stated value or other valuation of the shares constituting such series.
     (l) Any other relative rights, preferences and limitations of that series.
     Section 2. Common Stock.
     (a) General. All shares of Common Stock shall be identical and will entitle holders thereof to the same rights and privileges, except as otherwise provided herein. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends or other distributions (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefore.
     (b) Voting Rights.
     (i) Each registered holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.
     (ii) Except as otherwise provided by law or the terms of any series of Preferred Stock, each registered holder of Common Stock shall be entitled to vote for the election of directors of the Corporation as provided for in Section 2 of Article Five of this Amended and Restated Certificate of Incorporation and shall be entitled to vote on all other matters submitted to a vote of stockholders of the Corporation.
     (c) Dividends. Any dividend or distribution on Common Stock shall be payable on shares of Common Stock ratably.
     (d) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. For purposes of this paragraph (d), a liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.
     FIFTH: Board of Directors. The Board of Directors of the Corporation shall consist of such number of directors as may be determined from time to time by the Board of Directors in its sole discretion in accordance with the Bylaws of the Corporation; subject, however, to the rights of the holders of any series of Preferred Stock of the Corporation, as set forth in a Preferred Stock Designation, to elect additional Directors under specified circumstances, and shall be subject to the following provisions:

     Section 1. Classification. The directors shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire on the date of the first annual meeting of stockholders following the filing of this Amended and Restated Certificate of Incorporation (the “Effective Time”), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders after the Effective Time and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders after the Effective Time. At each annual stockholders’ meeting after the Effective Time, directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.
     Section 2. Election. Holders of Common Stock shall elect all directors of the Corporation (other than directors, if any, which holders of any series of Preferred Stock are entitled to elect pursuant to the provisions of the Preferred Stock Designation establishing such series).
     Section 3. Written Ballot. Unless and to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.
     Section 4. Cumulative Voting. Cumulative voting for the election of directors is not allowed.
     Section 5. Removal. Subject to the rights of the holders of any series of Preferred Stock to remove directors under specified circumstances, (i) no director may be removed without cause and (ii) the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director or the entire Board of Directors for cause.
     SIXTH: Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors of the Corporation shall be authorized to make, alter, or repeal the Bylaws of the Corporation as and to the extent permitted therein.
     SEVENTH: Action Without a Meeting; Calling of Special Meetings. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as required by law, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors and not by the stockholders of the Corporation.

     EIGHTH: Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
     NINTH: Section 203. The Corporation elects not to be governed by Section 203 of the DGCL.
     TENTH: Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. No repeal or modification of this Article Tenth shall adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.
     ELEVENTH: Indemnification.
The following indemnification provisions shall apply to the persons enumerated below.
     Section 1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Eleventh, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.
     Section 2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Eleventh or otherwise.
     Section 3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Eleventh is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
     Section 4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.
     Section 5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.
     Section 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Eleventh shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.
     Section 8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Eleventh; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Eleventh.
     Section 9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.
     TWELFTH: Amendment. The Corporation shall have the right, subject to any express provisions or restrictions contained in this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, from time to time, to amend this Amended and Restated Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Amended and Restated Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation; provided however, that the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Article Five, Six, Seven, Eight or Twelve of this Amended and Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation, on this 10th day of October, 2006.

COLEMAN CABLE, INC., a Delaware corporation
/s/ Richard N. Burger
Richard N. Burger
Secretary